EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS or RON STOWELL
DATE: JANUARY 26, 2017	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED DECEMBER 31, 2016,
AND DECLARES REGULAR CASH DIVIDEND

Cincinnati, OH; January 26, 2017 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter FY 2017 net sales of $85,658,000, an increase of 1% over $84,687,000 in the same period of the prior fiscal year;

•	reported second quarter FY 2017 net income of $2,006,000, or $0.08 per share, a decrease of 47% as compared to $3,782,000, or $0.15 per share, for the same period of the prior fiscal year;

•	reported first half FY 2017 net sales of $169,817,000, a decrease of 0.5% as compared to $170,612,000 in the prior fiscal year;

•	reported first half FY 2017 net income of $2,835,000, or $0.11 per share, a decrease of 62% as compared to net income of $7,532,000, or $0.30 per share, for the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.05 per share payable February 14, 2017 to shareholders of record February 6, 2017.

Financial Highlights	Three Months December 31			Six Months Ended December 31
(In thousands, except per share data; unaudited)	2016	2015	% Change	2016	2015	% Change
Net Sales	$85,658	$84,687	1%	$169,817	$170,612	(0.5)%
Operating Income as reported	$2,818	$5,380	(48)%	$3,884	$11,143	(65)%
Restructuring costs and plant closure costs	697	--	n/m	1,753	--	n/m
Severance Costs	28	223	(87)%	173	223	(35)%
Operating Income as adjusted (a)	$3,543	$5,603	(37)%	$5,810	$11,366	(49)%
Net Income as reported	$2,006	$3,782	(47)%	$2,835	$7,532	(62)%
Net Income as adjusted	$2,477	$3,928	(37)%	$4,098	$7,678	(47)%
Earnings per share (diluted ) as reported	$0.08	$0.15	(47)%	$0.11	$0.30	(63)%
Earnings per share (diluted) as adjusted	$0.10	$0.15	(33)%	$0.16	$0.30	(47)%

	12/31/16	6/30/16
Working Capital	$94,243	$88,510
Total Assets	$195,836	$195,560
Long-Term Debt	nil	nil
Shareholders' Equity	$157,820	$155,520

(a)
The Company recorded pre-tax restructuring costs and plant closure costs totaling $697,000 and $1,753,000 in the second quarter and first half periods of fiscal 2017, respectively.  Additionally, the Company incurred pre-tax severance costs of $28,000 and $223,000 in the second quarter of fiscal 2017 and 2016, respectively, and incurred pre-tax severance costs of $173,000 and $223,000 in the first half of fiscal 2017 and fiscal 2016, respectively.

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "The second quarter of fiscal 2017 proved to be a challenge as a general weakness in our markets, combined with a difficult comparison with the prior year (caused in part by significant sales to a large graphics customer in the year-ago period), led to soft sales growth.  Net sales in the quarter increased 1% year-over-year.

"Inflationary pressures affected raw material costs, especially steel and aluminum; and freight costs increased as a percentage of sales.  We also saw increases in commissions, wages, and health benefits, though some of this impact was blunted through Lean activities aimed at cost reductions.  Our gross margin for the quarter was 25.0%, or 25.7% excluding restructuring costs, compared to 28.3% a year ago.

"With the consolidation of Woonsocket, RI manufacturing into our North Canton operation, we have now completed the closure of three facilities during the first half of fiscal 2017.  We will begin to see the impact of these closures in our third fiscal quarter in terms of savings, which are estimated to be $2.5 million annually combined.  Additionally, during the first half of the year we completed 54 Kaizen events, and we are harvesting the benefits of these Lean activities.

"In spite of the challenges we faced during the quarter, I am pleased to report that we are continuing to make significant strides with our strategic initiatives, including the revitalization of our sales teams across all segments; investing in new technologies including Smart Signage and Smart Lighting; and the ongoing pursuit of operating efficiencies and facility consolidation.  Our LED mix continues to improve, with LED sales representing 77% of total lighting sales during the quarter.

"Internal investments in new technologies represent an important strategic initiative at the Company.  Our SOARTM Digital Signage program is continuing to garner interest in the market, leading us to further bolster our sales and marketing efforts for this program.  Additionally both AirLinkTM and SmartVisionTM, two of our Smart Lighting programs, continue to show promise.

"As we look ahead to the second half of fiscal year 2017, we see a landscape filled with both challenges and opportunities.  Inflationary pressures, particularly for raw materials, are trending upwards.  We have begun to offset this impact by initiating appropriate pricing strategies, as well as a continued drive towards greater efficiency through the LSI Business System.  With regard to market dynamics, there are a number of factors at play.  While we experienced softer demand during the first half of fiscal 2017 overall, December results showed signs of strength.  We are cautiously optimistic that this trend will continue into the second half.  We are paying close attention to the new Administration as it pursues new tax and trade policies, and believe that our strong U.S. manufacturing capabilities may be of benefit with regard to trade policies.  Additionally we are continuing to pursue external growth opportunities using a disciplined acquisition strategy.

"Our financial position remains strong and debt-free.  We are maintaining our dividend at a $0.20 annual rate, and will consider increasing the rate based upon the strength of our operating results in upcoming quarters.

"We remain committed to achieving above-market revenue growth and improving margins moving forward, and we are confident that our continued efforts will bear fruit."

Second Quarter Fiscal 2017 Results

Net sales in the second quarter of fiscal 2017 were $85,658,000, up 1% from last year's second quarter net sales of $84,687,000.  Lighting Segment net sales of $60,169,000 were up 1.0% from last year's second quarter net sales, Graphics Segment net sales decreased 2.9% to $20,582,000, and Technology Segment net sales (excluding significant intersegment net sales) increased 26.5% to $4,907,000.  After consideration of the Technology Segment's intersegment sales primarily in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 3.4% in the second quarter of fiscal 2017.  In the second quarter of fiscal 2017 the Company recorded pre-tax restructuring costs of $697,000 ($640,000 was expensed in Cost of Products Sold and $57,000 was expensed in Selling and Administrative expenses).  Additionally, in the second quarter of fiscal 2016 the Company recorded a pre-tax severance cost expense of $223,000.  The second quarter and first half results were favorably impacted by significant adjustments to the Company's incentive compensation and stock compensation accruals.  The fiscal 2017 second quarter net income of $2,006,000, or $0.08 per share, decreased 47% from the fiscal 2016 second quarter net income of $3,782,000 or $0.15 per share.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2017 Results

Net sales in the first half of fiscal 2017 were $169,817,000, a decrease of 0.5% as compared to last year's first half net sales of $170,612,000.  Lighting Segment net sales increased 1.6% to $120,539,000, Graphics Segment net sales decreased 9.3% to $39,476,000, and Technology Segment net sales (excluding significant intersegment net sales) increased 16.7% to $9,802,000.  After consideration of the Technology Segment's intersegment sales primarily in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 0.8% in the first half of fiscal 2017.  In the first half of fiscal 2017 the Company recorded pre-tax restructuring costs of $1,353,000 ($1,143,000 was expensed in Cost of Products Sold and $210,000 was expensed in Selling and Administrative expenses) and plant closure costs related to an inventory write-down of $400,000 as the Company exited the manufacturing of fluorescent lighting fixtures  -- combining to a total of $1,753,000. Additionally, the Company recorded other severance costs of $173,000 and $223,000 in the first half of fiscal 2017 and 2016, respectively. The second quarter and first half results were favorably impacted by significant adjustments to the Company's incentive compensation and stock compensation accruals. The first half fiscal 2017 net income of $2,835,000, or $0.11 per share, decreased 62% from fiscal 2016 first half net income of $7,532,000, or $0.30 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at December 31, 2016 included current assets of $131.1 million, current liabilities of $36.9 million and working capital of $94.2 million, which includes cash of $33.0 million.  The current ratio was 3.6 to 1.  The Company has shareholders' equity of $157.8 million, no long-term debt, and borrowing capacity on its commercial bank facility as of December 31, 2016 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the second quarter of fiscal 2017 payable February 14, 2017 to shareholders of record as of February 6, 2017.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and six month periods ended December 31, 2016 and 2015.  Adjusted net income and earnings per share, which exclude the impact of restructuring and plant closure costs, and other severance costs, are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	Second Quarter
	FY 2017	Diluted EPS	FY2016	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings per share as reported	$2,006	$0.08	$3,782	$0.15

Adjustment for restructuring and plant closure costs, inclusive of the income tax effect	448	0.02	--	--

Adjustment for other severance costs, inclusive of the income tax effect	23	--	146	0.01

Adjusted net income and earnings per share	$2,477	$0.10	$3,928	$0.15

(in thousands, except per share data; unaudited)	Six Month Period
	FY 2017	Diluted EPS	FY2016	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings per share as reported	$2,835	$0.11	$7,532	$0.30

Adjustment for restructuring and plant closure costs, inclusive of the income tax effect	1,143	0.04	--	--

Adjustment for other severance costs, inclusive of the income tax effect	120	--	146	0.01

Adjusted net income and earnings per share	$4,098	$0.16	$7,678	$0.30

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31		Six Months Ended December 31
(in thousands, except per share data; unaudited)	2016	2015	2016	2015

Net sales	$85,658	$84,687	$169,817	$170,612

Cost of products and services sold	63,611	60,761	126,432	123,337

Restructuring costs – cost of sales	640	--	1,143	--

Gross profit	21,407	23,926	42,242	47,725

Selling and administrative expenses	18,532	18,546	38,148	36,132

Restructuring costs – SG&A expense	57	--	210	--

Operating income	2,818	5,380	3,884	11,143

Interest (income) expense, net	(20)	(8)	(34)	(8)

Income before income taxes	2,838	5,388	3,918	11,151

Income tax expense	832	1,606	1,083	3,619

Net income	$2,006	$3,782	$2,835	$7,532

Income per common share
Basic	$0.08	$0.15	$0.11	$0.30
Diluted	$0.08	$0.15	$0.11	$0.30

Weighted average common shares outstanding
Basic	25,314	24,911	25,924	24,838
Diluted	25,803	25,624	25,859	25,405

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	December 31, 2016	June 30, 2016
Current Assets	$131,140	$127,743
Property, Plant and Equipment, net	43,426	47,462
Other Assets	21,270	20,355
	$195,836	$195,560

Current Liabilities	$36,897	$39,233
Long-Term Debt	--	--
Other Long-Term Liabilities	1,119	807
Shareholders' Equity	157,820	155,520
	$195,836	$195,560